UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	December 29, 2025

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin St.
Elkhart,	Indiana	46516	(574)	294-7511
(Address of Principal Executive Offices)		(Zip Code)	Registrant's Telephone Number, including area code

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 5, 2026, Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”), a leading component solutions provider for the Outdoor Enthusiast and Housing markets, announced that Andrew C. Roeder, Executive Vice President of Finance, Chief Financial Officer and Treasurer, notified the Company of his decision to resign from the Company as an officer and employee effective on February 20, 2026, after the Company files its Form 10-K with the SEC for the fiscal year ended December 31, 2025 to pursue interests outside the Company. Mr. Roeder does not have any disagreement with the Company on any matter, including any matter relating to the Company’s operations, policies or practices.

With Mr. Roeder’s resignation, the Company has appointed Matthew S. Filer, currently Senior Vice President of Finance and Chief Accounting Officer, to serve as the Company’s Executive Vice President of Finance, Chief Financial Officer and Treasurer, effective February 20, 2026, and in alignment with the Company’s executive succession plan.

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits
Exhibit 99.1 - Press Release issued January 5, 2026
Exhibit 104 - Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: January 5, 2026	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Chief Executive Officer